                                                                    EXHIBIT 10.7



                                LICENSE AGREEMENT
                                (TSC as Licensor)

         This LICENSE AGREEMENT is entered into and is effective as of _____________ day of _________________, 1999 by and between Technology Solutions Company, a Delaware corporation, having its principal place of business in Chicago, Illinois ("TSC" or "Licensor"), and eLoyalty Corporation, a Delaware corporation, having its principal place of business in Chicago, Illinois ("eLoyalty" or "Licensee").


                                    RECITALS

         WHEREAS, TSC provides, inter alia, information technology consulting and strategic business consulting services that help clients improve operations, transform customer relationships and build and enhance customer loyalty (as more fully described in Exhibit A to the Reorganization Agreement defined below, the "eLoyalty Business");

         WHEREAS, pursuant to a Reorganization Agreement dated _____________ (the "Reorganization Agreement"), TSC has agreed to transfer and assign, or cause to be transferred and assigned, to eLoyalty substantially all of the assets and properties of the eLoyalty Business held by TSC and/or one or more of its Subsidiaries, and eLoyalty has agreed to assume, or cause to be assumed by one or more of its Subsidiaries, certain liabilities and obligations arising out of or relating to the eLoyalty Business;

         WHEREAS, pursuant to the transactions described above, TSC has transferred to eLoyalty certain software, interfaces, methodologies, copyrights, inventions, technology, trade secrets, know-how and related rights which are primarily utilized in or related to the eLoyalty Business.

         WHEREAS, TSC has retained those software, interfaces, methodologies, copyrights, inventions, technology, trade secrets, know-how and related rights which are used primarily in its retained business.

         WHEREAS, Licensor desires to grant, and Licensee desires to accept, a nonexclusive, royalty free, worldwide, perpetual license to use, manufacture, make, have made, sell, sublicense, copy, create derivative works based upon, modify, and otherwise exploit the above software, interfaces, methodologies, copyrights, inventions, technology, trade secrets, know-how and related rights, according to the terms and conditions set forth below.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Licensee and Licensor agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

                  Unless otherwise defined herein, each capitalized term used herein that is defined in the Reorganization Agreement shall have the meaning specified for such term in the Reorganization Agreement.

         SECTION 1.01. "Agreement" shall mean this License Agreement and any attached Exhibits.

         SECTION 1.02. "Copyrights" shall mean all copyrights, both registered and unregistered, which are proprietary to Licensor and which were used in the eLoyalty Business immediately prior to the Effective Date.

         SECTION 1.03. "Effective Date" shall mean the date of this Agreement.

         SECTION 1.04. "Indemnified Party" shall mean a party that is entitled to indemnification pursuant to ARTICLE VIII of this Agreement.

         SECTION 1.05. "Indemnifying Party" shall mean a party that obligated to indemnify an Indemnified Party pursuant to ARTICLE VIII of this Agreement.

         SECTION 1.06. "Intellectual Property Rights" shall mean all Software, Methodologies, Interfaces, Copyrights, and all business and technical information, nonpatented inventions, discoveries, processes, formulations, trade secrets, know-how, technical data and other intellectual property rights and all related rights proprietary to Licensor used in the eLoyalty Business immediately prior to the Effective Date which have not otherwise been transferred to Licensee, including, without limitation, the interfaces described in Exhibit 1, attached hereto and incorporated herein.

         SECTION 1.07. "Interfaces" shall mean the software programs that are proprietary to Licensor which create interfaces between the Software and third party software programs used in the eLoyalty Business immediately prior to the Effective Date, including, without limitation, the interfaces described in
Exhibit 1, attached hereto and incorporated herein.

         SECTION 1.08. "Methodologies" shall mean the methodologies, architectures, processes, algorithms that are proprietary to Licensor, including, without limitation all related trade secrets and know-how, used in the eLoyalty Business immediately prior to the Effective Date, including, without limitation, the methodologies described in Exhibit 1, attached hereto and incorporated herein.

         SECTION 1.09. "Software" shall mean the computer software programs that are proprietary to Licensor, in source code and object code form, including, without limitation, all


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related source diagrams, flow charts, specifications, documentation and all other materials and documentation necessary to allow a reasonably skilled third party programmer or technician to maintain, support or enhance the Software, used in the eLoyalty Business immediately prior to the Effective Date, including, without limitation, the computer software programs described in
Exhibit 1 attached hereto and incorporated herein.

                                   ARTICLE II
                                    LICENSE

         SECTION 2.01. Grant of License. Subject to the terms of SECTION 10.02 herein, Licensor hereby grants, and Licensee hereby accepts, a nonexclusive, royalty-free, worldwide, perpetual license to use, manufacture, make, have made, sell, sublicense, copy, create derivative works based upon, modify, and otherwise exploit the Intellectual Property Rights. The foregoing notwithstanding, Licensee may only use the Intellectual Property Rights designated in Exhibit 1 as "Nontransferable" for Licensee's internal business purposes.

         SECTION 2.02. Improvements. The license granted herein does not include any improvements, enhancements, new versions, new releases, or other modifications (collectively, "Improvements") to the Intellectual Property Rights created or developed by Licensor subsequent to the Effective Date. Neither party shall have an obligation to provide or otherwise disclose Improvements created or developed by that party subsequent to the Effective Date to the other party.

         SECTION 2.03. DISCLAIMER OF WARRANTY. ALL INTELLECTUAL PROPERTY RIGHTS ARE BEING LICENSED ON AN "AS IS, WHERE IS" BASIS WITHOUT ANY REPRESENTATION OR WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, MARKETABILITY, TITLE, VALUE, FREEDOM FROM ENCUMBRANCE OR ANY OTHER REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AND LICENSEE SHALL BEAR THE ECONOMIC AND LEGAL RISKS THAT ANY GRANT OF LICENSE OF SUCH INTELLECTUAL PROPERTY RIGHTS SHALL PROVE TO BE INSUFFICIENT OR THAT LICENSOR'S TITLE TO ANY SUCH INTELLECTUAL PROPERTY RIGHTS SHALL BE OTHER THAN GOOD AND MARKETABLE AND FREE OF ENCUMBRANCES.

                                  ARTICLE III
                             TRAINING AND ASSISTANCE

         SECTION 3.01. Provision of Assistance. If Licensee requires the reasonable assistance of Licensor's personnel with respect to the rights granted to Licensee in the Intellectual Property Rights, whether by means of training, consultation or otherwise, upon receiving a written request from Licensee, Licensor will provide to Licensee personnel in reasonable numbers and with sufficient expertise to meet Licensee's reasonable requirements. Licensor's obligations under this SECTION 3.01 to provide assistance will expire on June 30, 2000.


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         SECTION 3.02. Payment for Services. Licensee will pay for the services of the above personnel at a rate to be mutually agreed upon, but in no event at any higher rate than Licensor's standard rate for such personnel, and shall reimburse Licensor for reasonable out of pocket expenses incurred in providing such services.

                                   ARTICLE IV
                                   DISCLOSURE

         SECTION 4.01. To the extent not already done, Licensor will, on the Effective Date and thereafter on receiving a request from Licensee, provide to Licensee any and all materials, documents, data, lists, drawings, schematics, formulae and other information (whether in written, electronic or other format) which were created on or before the Effective Date as Licensee may reasonably require with respect to the rights granted to Licensee in the Intellectual Property Rights.

                                   ARTICLE V
                              TERM AND TERMINATION

         SECTION 5.01. Term of License. The license granted in ARTICLE II of this Agreement shall continue in full force and effect until terminated in accordance with the terms of this Agreement.

         SECTION 5.02. Termination of License. This Agreement may be terminated upon 45 days written notice by either party if the other party is in breach of a material term of this Agreement provided that, in the case of a breach which is capable of remedy, such breach has not been remedied within 45 days of receipt of that written notice.

         SECTION 5.03. Survival of Obligations. In the event of termination of this Agreement, ARTICLE I, ARTICLE VII, ARTICLE IX, and ARTICLE X will survive and remain in force.

                                   ARTICLE VI
                                   OWNERSHIP

         SECTION 6.01. Licensor's Rights. Licensee acknowledges that Licensor is the sole and exclusive owner of all right, title and interest in and to the Intellectual Property Rights. Nothing contained herein shall create, nor shall be construed as, an assignment of any right, title or interest in or to such Intellectual Property Rights other than as granted in ARTICLE II; it being acknowledged that all other right, title and interest in and to such Intellectual Property Rights, is expressly reserved by Licensor. Licensee agrees that it will do nothing inconsistent with Licensor's ownership of, or rights in such Intellectual Property Rights, and that all use of such Intellectual Property Rights, shall inure to the benefit of, and be on behalf of, the Licensor.


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Subject to the provisions of ARTICLE VII, Licensor, at its expense, agrees to take all steps reasonably necessary to protect, enforce or otherwise maintain in full force and effect such Intellectual Property Rights, as applicable, including, without limitation, the filing of any required renewals and the payment of any required fees, taxes or other payments that may become due. Licensee shall cooperate with Licensor in connection with such steps at Licensor's reasonable request and at Licensor's expense. Licensor shall not allow any registration or application for any such Intellectual Property Rights to lapse without prior written notice to Licensee. If Licensor so notifies Licensee, (a) Licensee has the right, but not the obligation to take such steps, at Licensee's expense and in Licensor's name, if necessary, to protect or maintain such Intellectual Property Rights, and (b) Licensor shall cooperate with Licensee at Licensee's reasonable request and at Licensee's expense.

         SECTION 6.02. Markings. Licensee agrees that any products or processes manufactured, made, offered, sold or otherwise distributed by it pursuant to the license(s) granted hereunder shall bear a legal notice in such form as may be prescribed by law or otherwise as reasonably prescribed by the Licensor from time to time.

                                  ARTICLE VII
                                  INFRINGEMENT

         SECTION 7.01. Notice of Infringement. Each party will notify the other of any claim, action, threat or situation in which it believes that the Intellectual Property Rights are or may be infringed by a third party. Licensor shall have a reasonable amount of time to investigate the situation and shall inform Licensee in writing whether it intends to enforce its rights against such third party.

         SECTION 7.02. Enforcement by Licensor. If Licensor decides to enforce its rights, it shall do so at its expense and Licensee shall cooperate with Licensor at Licensor's reasonable request and expense. Licensee shall have the right to participate in such enforcement with counsel of its choice, but such participation shall be at its expense unless requested by Licensor.

         SECTION 7.03. Enforcement by Licensee. If Licensor decides not to enforce its rights, Licensee may choose to do so at its own expense. In such a situation, Licensor shall cooperate with Licensee at Licensee's reasonable request and expense and Licensee shall have the right to bring any actions in Licensor's name, if necessary. Licensor shall have the right to participate in such enforcement with counsel of its choice, but such participation shall be at its expense unless requested by Licensee.

         SECTION 7.04. Infringement of Third Party Rights. If either party becomes aware of any allegation, claim, actions or threats brought by any third party on the grounds that any of the Intellectual Property Rights infringe a third party's rights they shall notify the other immediately. If a final injunction is obtained against Licensee's use of the Intellectual Property Rights by reason of such infringement, or if in Licensor's reasonable opinion the Intellectual


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Property Rights are likely to become the subject of a claim for such infringement, then either party may terminate this Agreement upon 15 days written notice with respect to the Intellectual Property Right that is the subject of such infringement claim.

                                  ARTICLE VIII
                                   INDEMNITY

         SECTION 8.01. By Licensee. Licensee shall indemnify, defend and hold harmless Licensor and each of its Affiliates, directors, officers, employees and agents, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "Licensor Indemnified Parties"), from and against any and all expenses incurred in connection with investigating, defending or asserting any claim, action, suit or proceeding incident to any matter indemnified against hereunder (including court filing fees, court costs, arbitration fees or costs, witness fees, and reasonable fees and disbursements of legal counsel, investigators, expert witnesses, consultants, accountants and other professionals) (hereinafter, "Expenses") and any and all losses, costs, obligations, liabilities, settlement payments, awards, judgments, fines, penalties, damages, fees, expenses, deficiencies, claims or other charges, absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown (including, without limitation, the costs and expenses of any and all such actions, threatened actions, demands, assessments, judgments, settlements and compromises relating thereto and attorneys' fees and any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any such actions or threatened actions) ("hereinafter, "Losses") incurred or suffered by Licensor (and/or one or more of the Licensor Indemnified Parties), in connection with, relating to, arising out of or due to, directly or indirectly, claims, causes of actions and demands based upon the use by Licensee of the Intellectual Property Rights.

         SECTION 8.02. By Licensor. Licensor shall indemnify, defend and hold harmless Licensee and each of its Affiliates, directors, officers, employees and agents, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "Licensee Indemnified Parties"), from and against any and all Expenses and any and all Losses incurred or suffered by Licensee (and/or one or more of the Licensee Indemnified Parties), in connection with, relating to, arising out of or due to, directly or indirectly, claims, causes of actions and demands based upon the use by Licensor of the Intellectual Property Rights.

         SECTION 8.03. Procedures for Indemnification of Third Party Claims.

         (a) If any third party shall make any claim or commence any arbitration proceeding or suit (collectively, a "Third Party Claim") against any one or more of the Indemnified Parties with respect to which an Indemnified Party intends to make any claim for indemnification against Licensor under SECTION 8.01 or against Licensee under SECTION 8.02, such Indemnified Party shall promptly give written notice to the Indemnifying Party describing such Third Party Claim in reasonable detail, and the following provisions shall apply. Notwithstanding the foregoing, the failure of any Indemnified Party to provide notice in accordance with this


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subsection (a) shall not relieve the related Indemnifying Party of its obligations under this ARTICLE VIII, except to the extent that such Indemnifying Party is actually prejudiced by such failure to provide notice.

         (b) The Indemnifying Party shall have 20 business days after receipt of the notice referred to in subsection (a) above to notify the Indemnified Party that it elects to conduct and control the defense of such Third Party Claim. If the Indemnifying Party does not give the foregoing notice, the Indemnified Party shall have the right to defend, contest, settle or compromise such Third Party Claim in the exercise of its exclusive discretion subject to the provisions of subsection (c) below, and the Indemnifying Party shall, upon request from any of the Indemnified Parties, promptly pay to such Indemnified Parties in accordance with the other terms of this subsection (b) the amount of any Expense or Loss resulting from their liability to the third party claimant. If the Indemnifying Party gives the foregoing notice, the Indemnifying Party shall have the right to undertake, conduct and control, through counsel reasonably acceptable to the Indemnified Party, and at its sole expense, the conduct and settlement of such Third Party Claim, and the Indemnified Party shall cooperate with the Indemnifying Party in connection therewith, provided that (i) the Indemnifying Party shall not thereby permit any lien, encumbrance or other adverse charge to thereafter attach to any asset of any Indemnified Party; (ii) the Indemnifying Party shall not thereby permit any injunction against any Indemnified Party;
(iii) the Indemnifying Party shall permit the Indemnified Party and counsel chosen by the Indemnified Party and reasonably acceptable to the Indemnifying Party to monitor such conduct or settlement and shall provide the Indemnified Party and such counsel with such information regarding such Third Party Claim as either of them may reasonably request (which request may be general or specific), but the fees and expenses of such counsel (including allocated costs of in-house counsel and other personnel) shall be borne by the Indemnified Party unless (1) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (2) the named parties to any such Third Party Claim include the Indemnified Party and the Indemnifying Party and in the reasonable opinion of counsel to the Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or likely conflicts of interest between them, in either of which cases the reasonable fees and disbursements of counsel for such Indemnified Party (including allocated costs of in-house counsel and other personnel) shall be reimbursed by the Indemnifying Party to the Indemnified Party; and (iv) the Indemnifying Party shall agree promptly to reimburse to the extent required under this ARTICLE VIII the Indemnified Party for the full amount of any Expense or Loss resulting from such Third Party Claim and all related expenses incurred by the Indemnified Party. In no event shall the Indemnifying Party, without the prior written consent of the Indemnified Party, settle or compromise any claim or consent to the entry of any judgment that does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party a release from all liability in respect of such claim.

                  If the Indemnifying Party shall not have undertaken the conduct and control of the defense of any Third Party Claim as provided above, the Indemnifying Party shall nevertheless be entitled through counsel chosen by the Indemnifying Party and reasonably acceptable to the Indemnified Party to monitor the conduct or settlement of such claim by the Indemnified Party,


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and the Indemnified Party shall provide the Indemnifying Party and such counsel with such information regarding such Third Party Claim as either of them may reasonably request (which request may be general or specific), but all costs and expenses incurred in connection with such monitoring shall be borne by the Indemnifying Party.

         (c) So long as the Indemnifying Party is contesting any such Third Party Claim in good faith, the Indemnified Party shall not pay or settle any such Third Party Claim. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay or settle any such Third Party Claim, provided that in such event the Indemnified Party shall waive any right to indemnity therefor by the Indemnifying Party, and no amount in respect thereof shall be claimed as an Expense or a Loss under this subsection (c).

                  If the Indemnifying Party shall have undertaken the conduct and control of the defense of any Third Party Claim as provided above, the Indemnified Party, on not less than 30 days prior written notice to the Indemnifying Party, may make settlement (including payment in full) of such Third Party Claim, and such settlement shall be binding upon the Parties for the purposes hereof, unless within said 30-day period the Indemnifying Party shall have requested the Indemnified Party to contest such Third Party Claim at the expense of the Indemnifying Party. In such event, the Indemnified Party shall promptly comply with such request and the Indemnifying Party shall have the right to direct the defense of such claim or any litigation based thereon subject to all of the conditions of subsection (b) above. Notwithstanding anything in this subsection (c) to the contrary, if the Indemnified Party, in the belief that a claim may materially and adversely affect it other than as a result of money damages or other money payments, advises the Indemnifying Party that it has determined to settle a claim, the Indemnified Party shall have the right to do so at its own cost and expense, without any requirement to contest such claim at the request of the Indemnifying Party, but without any right under the provisions of this subsection (c) for indemnification by the Indemnifying Party.

         SECTION 8.04. Procedures for Indemnification of Direct Claims. Any claim for indemnification on account of an Expense or a Loss made directly by the Indemnified Party against the Indemnifying Party and that does not result from a third party claim shall be asserted by written notice from the Indemnified Party to the Indemnifying Party specifically claiming indemnification hereunder. Such Indemnifying Party shall have a period of 30 business days after the receipt of such notice within which to respond thereto. If such Indemnifying Party does not respond within such 30 business-day period, such Indemnifying Party shall be deemed to have accepted responsibility to make payment and shall have no further right to contest the validity of such claim. If such Indemnifying Party does respond within such 30 business-day period and rejects such claim in whole or in part, such Indemnified Party shall be free to pursue resolution as provided in SECTION 10.09.

                                   ARTICLE IX
                       CONFIDENTIALITY AND NONDISCLOSURE

         Licensee and Licensor acknowledge that the terms of this Agreement and the Intellectual Property Rights licensed hereunder constitute confidential and proprietary information


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(collectively "Confidential Information"), the disclosure of which to, or use by, third parties will be damaging. Each party agrees to hold, and have its employees and agents hold, any and all such Confidential Information belonging to the other in the same manner as it protects its own confidential information of like kind, but in no event shall it exercise less than due diligence and care, and to use the Confidential Information only for purposes consistent with this Agreement. The parties agree that irreparable harm can be occasioned to the other party by disclosure of the Confidential Information in violation of the requirements of this Article and therefore either party may seek to enjoin any actual or threatened use, disclosure or compromise by the other party in contravention of this ARTICLE IX. The foregoing shall not prohibit or limit Licensee's use of information, including, but not limited to, ideas, concepts, know-how, techniques and methodologies: (i) independently developed by Licensee after the Effective Date without reference to the other party's Confidential Information; (ii) acquired by Licensee from a third party without continuing restriction on use; or (iii) which is or becomes, publicly available through no breach by Licensee of this Agreement. In addition, Licensee may disclose the Confidential Information to the extent that its disclosure is required by law, valid subpoena, or court or government order, provided, however, that Licensee provides prompt notice of such required disclosure to Licensor and Licensee shall have made a reasonable effort to obtain a protective order or other reliable assurance affording it confidential treatment and limiting its use solely for the purpose for which the law or order requires.


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                                   ARTICLE X
                                 MISCELLANEOUS

         SECTION 10.01. Entire Agreement. This Agreement and the Reorganization Agreement, including the Schedules and Exhibits referred to herein and therein and the documents delivered pursuant hereto and thereto, constitute the entire agreement between the parties with respect to the subject matter contained herein, and supersede all prior agreements, negotiations, discussions, understandings, writings and commitments between the parties with respect to such subject matter.

         SECTION 10.02. Successors and Assigns

         (a) Subject to the terms of (b) below, this Agreement shall be binding upon and inure to the benefit of the parties hereto and thereto, respectively, and their successors and permitted assigns, and the rights granted or duties or obligations undertaken hereunder may be assigned, sold, sublicensed, subcontracted or otherwise transferred by either party, provided that if a party assigns, sells or otherwise transfers all or substantially all of its rights, duties or obligations hereunder, it shall provide prior written notification thereof to the other party.

         (b) The rights granted to Licensee hereunder in the Intellectual Property Rights designated in Exhibit 1 as "Nontransferable" may not be assigned, sold, sublicensed, subcontracted or otherwise transferred by Licensee without Licensor's prior written consent, except to an Affiliate of Licensee.

         SECTION 10.03. Waiver. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently given for the purposes of this Agreement if, as to any party, it is in writing signed by an authorized representative of such party. The failure of any party to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, or in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

         SECTION 10.04. Notices. All notices, requests, claims, demands and other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered (i) when delivered personally, (ii) if transmitted by facsimile when confirmation of transmission is received, (iii) if sent by registered or certified mail, postage prepaid, return receipt requested, on the third business day after mailing or (iv) if sent by private courier when received; and shall be addressed as follows:

                  If to TSC, to:


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                           Technology Solutions Company
                           205 North Michigan Avenue
                           Suite 1500
                           Chicago, Illinois  60601
                           Attention:
                           Telecopy:
                           Facsimile:  _____________

                  If to eLoyalty, to:

                           eLoyalty Corporation
                           [205 North Michigan Avenue]
                           [Suite 1500]
                           Chicago, Illinois  60601
                           Attention:
                           Telecopy:
                           Facsimile:  ______________

or to such other address as such Party may indicate by a notice delivered to the other Party.

         SECTION 10.05. Partial Invalidity. If any term or provisions of this Agreement shall be found to be illegal or unenforceable, then notwithstanding such illegality or unenforceability, this Agreement shall remain in full force and effect and such term or provisions shall be deemed to be deleted.

         SECTION 10.06. Amendment. This Agreement shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of the parties.

         SECTION 10.07. Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by and delivered to each of the parties.

         SECTION 10.08. Choice of Law and Forum. This Agreement shall be governed by and construed and enforced in accordance with the substantive laws (except for any otherwise applicable conflicts of law provisions) of the State of Illinois and the federal laws of the United States of America applicable therein, as though all acts and omissions related hereto occurred in Illinois. Any lawsuit arising from or related to this Agreement shall be brought only in the United States District for the Northern District of Illinois or the Circuit Court of Cook County, Illinois. To the extent permissible by law, the parties hereby consent to the jurisdiction and venue of such courts. Each party hereby waives, releases and agrees not to assert, and agrees to cause its Affiliates to waive, release and not to assert, any rights such party or its Affiliates may have under


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any foreign law or regulation that would be inconsistent with the terms of this
Agreement as governed by Illinois law.

         SECTION 10.09. Dispute Resolution. Any and all disputes, controversies or claims (whether sounding in contract, tort or otherwise) that may arise out of or relate to, or arise under or in connection with, this Agreement, or the transactions contemplated hereby (including all actions taken in furtherance of the transactions contemplated hereby on or prior to the date hereof), shall be subject to the dispute resolution procedures set forth in the Reorganization Agreement.

         SECTION 10.10. Relationship Of Parties. Nothing contained in this agreement shall be construed to imply a joint venture, partnership, or principal-agent relationship between the parties; and, except as provided otherwise herein, neither party by virtue of this Agreement shall have any right, power or authority, express or implied, to act on behalf of or enter into undertaking binding the other party. This Agreement shall not be construed to create rights, express or implied, on behalf of, or for the use of, any parties, aside from Licensee and Licensor, and Licensee and Licensor shall not be obligated, separately or jointly, to any third parties or any third party beneficiaries by virtue of this Agreement.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their authorized representatives as of the date first above written.


                                         TECHNOLOGY SOLUTIONS COMPANY



                                         By: _______________________________
                                             [Name]
                                             [Title]



                                         ELOYALTY CORPORATION



                                         By: _______________________________
                                             [Name]
                                             [Title]


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